RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR COMPANY EMPLOYEES
UNDER the Codiak Biosciences, inc.
2020 STOCK OPTION AND INCENTIVE PLAN

Name of Participant:

No. of Restricted Stock Units:

Grant Date:

The Company has granted to the participant listed above (the “Participant”) the award of the number of Restricted Stock Units listed above (the “Award”), subject to the terms and conditions of the Codiak BioSciences, Inc. 2020 Stock Option and Incentive Plan (the “Plan”) and this Restricted Stock Unit Award Agreement (the “Agreement”). Each Restricted Stock Unit shall relate to one share of Stock.

1.
Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Participant, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) shares of Stock have been issued to the Participant in accordance with the terms of the Plan and this Agreement.
2.
Vesting of Restricted Stock Units. The restrictions and conditions of Paragraph 1 of this Agreement shall lapse on the vesting date or dates specified in the following schedule so long as the Participant remains an employee of the Company or a Subsidiary on such vesting dates. If a series of vesting dates is specified, then the restrictions and conditions in Paragraph 1 shall lapse only with respect to the number of Restricted Stock Units specified as vested on such date.

Number of Restricted Stock Units Vested	Vesting Date
_____________	_______________
_____________	_______________
_____________	_______________
_____________	_______________

The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2.

3.
Termination of Employment. If the Participant’s employment with the Company and its Subsidiaries terminates by reason of death, this Award and all vesting conditions set forth in Paragraph 2 above will accelerate and become vested upon the date of the Participant’s death. If the Participant’s employment with the Company and its Subsidiaries terminates for any reason other than death prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.
4.
Issuance of Shares of Stock. As soon as practicable following each vesting date (but in no event later than two and one-half months after the end of the year in which the vesting date occurs), the Company shall issue to the Participant (or the Participant’s estate) the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Participant shall thereafter have all the rights of a stockholder of the Company with respect to such shares.
5.
Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
6.
Tax Withholding. The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to this Award or the shares of Stock to be issued pursuant to this Agreement or otherwise sold shall be the Participant’s responsibility. Without limiting the foregoing, the Participant agrees that if under applicable law the Participant will owe taxes at each vesting date on the portion of the Award then vested the Company shall be entitled to immediate payment from the Participant of the amount of any tax or other amounts required to be withheld by the Company by applicable law or regulation. Any taxes or other amounts due shall be paid, at the option of the Administrator as follows:
(a)
through reducing the number of shares of Stock entitled to be issued to the Participant on the applicable vesting date in an amount up to the statutory maximum of the Participant’s total tax and other withholding obligations due and payable by the Company. Fractional shares will not be retained to satisfy any portion of the Company’s withholding obligation. Accordingly, the Participant agrees that in the event that the amount of withholding required would result in a fraction of a share being owed, that amount will be satisfied by withholding the fractional amount from the Participant’s paycheck;
(b)
requiring the Participant to deposit with the Company an amount of cash equal to the amount determined by the Company to be required to be withheld with respect to up to the statutory maximum amount of the Participant’s total tax and other withholding obligations due and payable by the Company or otherwise withholding from the Participant’s paycheck an amount equal to such amounts due and payable by the Company; or
(c)
if the Company believes that the sale of shares can be made in compliance with applicable securities laws, authorizing, at a time when the Participant is not in possession of material nonpublic information, the sale by the Participant on the applicable vesting date of such number of shares of Stock as the Company instructs a registered broker to sell to satisfy the Company’s withholding obligation, after deduction of the broker’s commission, and the broker shall be required to remit to the Company the cash necessary in order for the Company to satisfy its withholding obligation. To the extent the proceeds of such sale exceed the Company’s withholding obligation the Company agrees to pay such excess cash to the Participant as soon as practicable. In addition, if such sale is not sufficient to pay the Company’s withholding obligation the Participant agrees to pay to the Company as soon as practicable, including through additional payroll withholding, the amount of any withholding obligation that is not satisfied by the sale of shares of Stock. The Participant agrees to hold the Company and the broker harmless from all costs, damages or expenses relating to any such sale. The Participant acknowledges that the Company and the broker are under no obligation to arrange for such sale at any particular price. In connection with such sale of shares of Stock, the Participant shall execute any such documents requested by the broker in order to effectuate the sale of shares of Stock and payment of the withholding obligation to the Company. The Participant acknowledges that this paragraph is intended to comply with Section 10b5-1(c)(1)(i)(B) under the Exchange Act.

It is the Company’s intention that the Participant’s tax obligations under this Section 8 shall be satisfied through the procedure of Subsection (c) above, unless the Company provides notice of an alternate procedure under this Section, in its discretion. The Company shall not deliver any shares of Stock to the Participant until it is satisfied that all required withholdings have been made.

7.
Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.
8.
No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Participant in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Participant at any time.
9.
Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
10.
Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Participant (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Participant may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Participant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
11.
Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Participant at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

CODIAK BIOSCIENCES, INC.

By:

Title:

Electronic acceptance of this Agreement pursuant to the Company’s instructions or your signature below (including through an online acceptance process) shall constitute your acceptance of the terms and conditions in this agreement.

Dated:

Participant’s Signature

Participant’s name and address: